UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 21, 2019

Easterly Government Properties, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 L Street NW, Suite 650, Washington, D.C.		20037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 595-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2019, the Board of Directors (the “Board”) of Easterly Government Properties, Inc., a Maryland corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved and adopted effective as of such date the First Amendment (the “First Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”).  The First Amendment amends Section 2.7 of the Bylaws to provide for majority voting in uncontested elections of directors, which means that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election in order for the director to be elected. The Bylaws, as amended by the First Amendment, will retain plurality voting for contested director elections.

The foregoing description of the First Amendment is qualified in its entirety by reference to the copy of the First Amendment filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein.

Item 8.01 Other Events.

Director Resignation Policy

In connection with the adoption of a majority voting standard in uncontested elections, the Board also updated the Company’s corporate governance guidelines to require incumbent director nominees who fail to receive a majority of the votes cast to submit promptly a written offer to resign from the Board. The Nominating and Corporate Governance Committee of the Board will then make a recommendation to the Board on whether to accept or reject the resignation. Taking into account the recommendation of the Nominating and Corporate Governance Committee, the Board will determine whether to accept or reject any such resignation within 90 days after the certification of the voting results, and the Company will report such decision in a Current Report on Form 8-K furnished to the Securities and Exchange Commission (“SEC”). A copy of the Company’s corporate governance guidelines is available under “Corporate Governance - Governance Guidelines” in the “Investor Relations” section of the Company’s website at www.easterlyreit.com.

Minimum Equity Ownership Guidelines

In addition, on February 21, 2019, the Board adopted minimum equity ownership guidelines that require each of the Company’s named executive officers and non-employee directors to maintain minimum equity investment in the Company, expressed as a multiple of base salary or annual cash retainer. Under the guidelines, covered individuals must maintain an equity investment in the Company having a value equal to or greater than (i) in the case of the chief executive officer, a multiple of six times base salary, (ii) in the case of other named executive officers, a multiple of two times base salary, (iii) and in the case of non-employee directors, a multiple of five times annual cash retainer. Each individual covered by the policy must achieve the minimum equity investment within five years from the later of the date of the adoption of the policy and the date of such individual’s appointment, and if such minimum is not attained within the specified period, he or she must retain 50 percent of the value of any equity held and subsequently awarded, net of taxes, until such minimum is met.

Clawback Policy

On February 21, 2019, the Board also adopted a formal clawback policy, which allows the Compensation Committee of the Board to recoup compensation paid to a covered officer if the related financial results are subsequently restated as described below. The policy covers all of the Company’s current and former named executive officers. Pursuant to this policy, if the Company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, then the Compensation Committee of the Board may require an employee covered by the policy to repay or forfeit to the Company “excess compensation.” Excess compensation includes annual cash incentive bonus and long-term incentive compensation in any form (including restricted stock and LTIP units, whether time-based or performance-based) received by that employee during the three-year period preceding the publication of the restated financial statements that the Compensation Committee determines was in excess of the amount that such employee would have received if such compensation had been determined based on the financial results reported in the restated financial statements. In making its determination to recoup compensation from an officer, the Compensation Committee may take into account any factors it deems reasonable, including any determination whether the officer engaged in fraud, willful misconduct or committed acts or omissions which materially contributed to the events that led to the restatement.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	First Amendment to Amended and Restated Bylaws of Easterly Government Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: February 27, 2019